                                                                     EXHIBIT 4.9

                               WEBSIDESTORY, INC.

                AMENDMENT NO. 2 TO REGISTRATION RIGHTS AGREEMENT

      This Amendment No. 2 to the Registration Rights Agreement (the "AMENDMENT") dated as of September 16, 2004 is entered into by and between WebSideStory, Inc., a Delaware corporation (the "COMPANY"), and certain investors as listed on Schedule A attached hereto (the "INVESTORS").

                                    RECITALS

      WHEREAS, the Company and the Investors entered into that certain Registration Rights Agreement dated June 18, 1999, as amended on June 30, 2000, December 12, 2000, March 2, 2001 and July 21, 2004 (collectively, the "ORIGINAL AGREEMENT"), under which the Company granted certain registration rights to the Investors;

      WHEREAS, the Company has filed a Registration Statement on Form S-1 for its initial public offering (the "REGISTRATION STATEMENT") in which the Company intends to sell shares of its common stock (the "COMMON STOCK");

      WHEREAS, pursuant to the Original Agreement, the Investors' right to sell shares of Common Stock pursuant to the Registration Statement may be limited by the Company;

      WHEREAS, the Original Agreement provides that an amendment of the Original Agreement may be effected by the written consent of the Company and a Majority Interest (as such term is defined in the Original Agreement) of the Investors; and

      WHEREAS, the undersigned Investors constitute holders of not less than a Majority Interest of the Investors and, therefore, are entitled to bind all other holders of Registrable Securities (as such term is defined in the Original Agreement) who are parties to the Original Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Piggyback Registration. Section 4 is hereby amended in its entirety to read as follows:

            "4.  Piggyback Registration.

                  (a) If the Company at any time proposes to register any of its
            Common Stock under the Securities Act for sale to the public (including pursuant to a demand under Section 2 hereof as provided therein and except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within thirty (30) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 4, use its reasonable best efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company's securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, "Selling Stockholders") is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Stockholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that the shares to be excluded shall be determined in the following sequence (except with respect to a demand under Section 2 hereof): (i) first, securities held by any Persons not having any such contractual, incidental registration rights; (ii) second, securities held by any Persons having contractual, incidental registration rights pursuant to an agreement which is not this Agreement; (iii) third, securities held by the Founders (as defined in the Purchase Agreement); and (iv) fourth, all Registrable Securities in each case as determined on a pro rata basis in accordance with their holdings. Notwithstanding the foregoing, except with respect to the Company's first registration of Common Stock pursuant to the Securities Act, in no event shall the number of Registrable Securities included in a registration pursuant to this section be reduced to less than twenty percent (20%) of all shares to be registered.

            (b) Notwithstanding Section 4(a), with respect to the Registration Statement previously filed in connection with the Company's initial public offering (and only with respect to such Registration Statement), this Section 4(b) shall govern. The Investors shall not have any right to sell securities pursuant to the Registration Statement or in connection with the Company's initial public offering except that the Investors shall be entitled to sell shares of Registrable Securities, on a pro rata basis, pursuant to the over-allotment option set forth in the Registration Statement, only to the extent such option is exercised.

      2. Effectiveness of Amendment. In accordance with Section 9 of the Original Agreement, this Amendment will not be effective unless and until the Company and a Majority in Interest of the Investors consent in writing to this Amendment.

      3. Termination. This Amendment supersedes in its entirety and terminates that certain Amendment to Registration Rights Agreement dated July 21, 2004 entered into by and among the Company, Blaise P. Barrelet and certain of the Investors (the "JULY AMENDMENT"). This Amendment shall terminate and be of no further force and effect in the event the Registration Statement is not effective on or before December 31, 2004.

      4. No other waivers; modifications. Except as otherwise expressly provided in this Amendment, no other portion, section or provision of the Original Agreement is waived or amended and the Original Agreement shall continue in full force and effect, in accordance with its terms.

      5. Miscellaneous. This Amendment will be governed in all respects by the laws of the State of California. This Amendment and the Original Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersede all prior written and oral agreements, representations and commitments, if any, among the parties with respect to such subjects. This Amendment may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument. Any provision of this Amendment may be waived or amended only in accordance with the provisions set forth in the Original Agreement.

           [The remainder of this page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                                    "COMPANY"

                                    WEBSIDESTORY, INC.

                                    /s/ Jeffrey W. Lunsford
                                    -----------------------------
                                    Jeffrey W. Lunsford
                                    President and Chief Executive Officer


                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.


                               "INVESTORS"

                               TA/ADVENT VIII L.P.
                               By:  TA Associates VIII LLC, its General Partner
                               By:  TA Associates, Inc., its Manager


                               By:           *
                                  ------------------------

                               ADVENT ATLANTIC AND PACIFIC III L.P.
                               By:   TA Associates AAP III Partners,
                                     its General Partner
                               By:   TA Associates, Inc., its General Partner


                               By:           *
                                  ------------------------

                               TA INVESTORS LLC
                               By:  TA Associates, Inc., its Manager


*By: /s/ Kurt R. Jaggers       By:           *
    ---------------------         ------------------------
     Kurt R. Jaggers
     Managing Director
                               TA EXECUTIVES FUND LLC
                               By:  TA Associates, Inc., its Manager


                               By:           *
                                  ------------------------


                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.


                              "INVESTORS"

                              SUMMIT INVESTORS III, L.P.



                              By:           *
                                 ------------------------
                              General Partner

                              SUMMIT V ADVISORS FUND (QP), L.P.
                              By:   Summit Partners V, L.P., its General Partner
                              By:   Summit Partners, LLC, its General Partner


                              By:           *
                                 ------------------------


                              SUMMIT V ADVISORS FUND, L.P.
                              By:  Summit Partners V, L.P., its General Partner
                              By:   Summit Partners, LLC, its General Partner


*By: /s/ Walter G. Kortschak  By:           *
    ------------------------     ------------------------
     Walter G. Kortschak
     Managing Partner
                              SUMMIT V COMPANION FUND, L.P.
                              By:   Summit Partners V, L.P., its General Partner
                              By:   Summit Partners, LLC, its General Partner


                              By:           *
                                 ------------------------


                              SUMMIT VENTURES V, L.P.
                              By:  Summit Partners V, L.P., its General Partner
                              By:   Summit Partners, LLC, its General Partner


                              By:           *
                                 ------------------------

                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                               "INVESTORS"

                               WESTCLIFF PARTNERS, LP.
                               By:   Westcliff Capital Management, LLC,
                                     its General Partner

                               By:           *
                                  ------------------------


                               WESTCLIFF AGGRESSIVE GROWTH, LP.
                               By:   Westcliff Capital Management, LLC,
                                     its General Partner

                               By:           *
                                  ------------------------

                               WESTCLIFF LONG/SHORT, LP.
                               By:   Westcliff Capital Management, LLC,
                                     its General Partner

*By:                           By:           *
    ---------------------         ------------------------
      Richard Spencer
      General Partner          WESTCLIFF MASTER FUND, LP.
                               By:   Westcliff Capital Management, LLC,
                                     its General Partner

                               By:           *
                                  ------------------------

                               PALM TRUST
                               By:   Westcliff Capital Management, LLC,
                                     its Investment Advisor

                               By:           *
                                  ------------------------

                               WESTCLIFF PROFIT SHARING PLAN
                               By:   Westcliff Capital Management, LLC,
                                     its General Partner

                               By:           *
                                  ------------------------
                               WESTCLIFF SMALL CAP FUND, LP.
                               By:   Westcliff Capital Management, LLC,
                                     its General Partner

                               By:           *
                                  ------------------------

                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                               "INVESTORS"

                               PENINSULA FUND L.P.

                               By:
                                  ------------------------
                               Scott Bedford
                               President

                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                               "INVESTORS"

                               ---------------------------
                               John Hentrich

                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first set forth above.

                               "INVESTORS"

                               ---------------------------
                               Keith Fisher

                      [SIGNATURE PAGE TO AMENDMENT NO. 2 TO
                         REGISTRATION RIGHTS AGREEMENT]

                                   SCHEDULE A

                                   INVESTORS

JOHN HENTRICH
KEITH FISHER
TA/ADVENT VIII L.P.
ADVENT ATLANTIC AND PACIFIC III L.P.
TA INVESTORS LLC
TA EXECUTIVES FUND LLC
SUMMIT INVESTORS III, L.P.
SUMMIT V ADVISORS FUND (QP), L.P.
SUMMIT V ADVISORS FUND, L.P.
SUMMIT V COMPANION FUND, L.P.
SUMMIT VENTURES V, L.P.
WESTCLIFF PARTNERS, LP.
WESTCLIFF AGGRESSIVE GROWTH, LP.
WESTCLIFF LONG/SHORT, LP.
WESTCLIFF MASTER FUND, LP.
PALM TRUST
WESTCLIFF PROFIT SHARING PLAN
WESTCLIFF SMALL CAP FUND, LP.
PENINSULA FUND L.P.